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                                RAPID CAST, INC.
                                ----------------
                             SHAREHOLDERS AGREEMENT
                             ----------------------



                                JANUARY 15, 1997


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

Prefatory Language . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     2.   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          2.1  Board of Directors. . . . . . . . . . . . . . . . . . . . . .  11
          2.2  Committees of the Board of Directors. . . . . . . . . . . . .  20
          2.3  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.4  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.5  No Proxies. . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.6  Voting by the JPM Investors and Clipper Investors . . . . . .  25
          2.7  Director Expenses . . . . . . . . . . . . . . . . . . . . . .  26
          2.8  Further Assurances. . . . . . . . . . . . . . . . . . . . . .  26
          2.9  Termination of Voting Provisions. . . . . . . . . . . . . . .  27
          2.10 Schedule 13D. . . . . . . . . . . . . . . . . . . . . . . . .  28
          2.11 Indemnification . . . . . . . . . . . . . . . . . . . . . . .  28

     3.   Restrictions on Transfer of Shares of the Company. . . . . . . . .  29
          3.1  Transfer Restricted . . . . . . . . . . . . . . . . . . . . .  29
          3.2  Certain Permitted Transfers . . . . . . . . . . . . . . . . .  31
          3.3  First Offer Rights. . . . . . . . . . . . . . . . . . . . . .  33
          3.4  Right to Join in Sale . . . . . . . . . . . . . . . . . . . .  43
          3.5  Control Block . . . . . . . . . . . . . . . . . . . . . . . .  46

     4.   Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . .  47
          4.1  "Pro Rata Share". . . . . . . . . . . . . . . . . . . . . . .  47
          4.2  "New Securities". . . . . . . . . . . . . . . . . . . . . . .  48
          4.3  Procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          4.4  Nonvoting Securities. . . . . . . . . . . . . . . . . . . . .  50
          4.5  Failure to Exercise Preemptive Rights . . . . . . . . . . . .  50
          4.6  Termination of Preemptive Rights. . . . . . . . . . . . . . .  50

     5.   Representations and Warranties . . . . . . . . . . . . . . . . . .  51

     6.   Termination of Existing Voting Agreements. . . . . . . . . . . . .  52

     7.   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .  53

     8.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          8.1  Injunctive Relief . . . . . . . . . . . . . . . . . . . . . .  54
          8.2  Further Assurances. . . . . . . . . . . . . . . . . . . . . .  55
          8.3  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  55
          8.4  Entire Agreement; Amendment; Waiver . . . . . . . . . . . . .  55
          8.5  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . .  56
          8.6  Invalidity of Provision . . . . . . . . . . . . . . . . . . .  56
          8.7  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          8.8  Headings; Execution in Counterparts . . . . . . . . . . . . .  57
          8.9  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .  57
          8.10 Additional Investors. . . . . . . . . . . . . . . . . . . . .  58


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                             SHAREHOLDERS AGREEMENT

          SHAREHOLDERS AGREEMENT, dated as of January 15, 1997, by and among Rapid Cast, Inc., a Delaware corporation (the "Company"), J.P. Morgan Investment Corporation, a Delaware corporation ("JPMIC"), Sixty Wall Street SBIC Fund, L.P., a Delaware limited partnership ("Sixty Wall" and, together with JPMIC, the "JPM Investors"), those persons listed on the signature pages hereto under the caption "Clipper Investors" (collectively, the "Clipper Investors"), those other persons (if any) listed on the signature pages hereto under the caption "Other Investors" (the "Other Investors" and, together with the JPM Investors and the Clipper Investors, the "Investors"), and those other persons listed on the signature pages hereto under the caption "Existing Stockholders" (collectively, the "Existing Stockholders" and, together with the Investors, the "Stockholders").

                              W I T N E S S E T H :

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is issuing and selling to the Investors, and the Investors are purchasing from the Company (it being acknowledged and agreed that it is JPMIC's intention to subsequently allocate and assign a portion of its securities to Sixty Wall upon such terms and conditions as they may hereafter agree), (i) 7,275,000 shares of Series A Convertible Preferred


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Stock, par value $0.001 per share, of the Company (the "Series A Stock"), (ii)
725,000 shares of Series B Nonvoting Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series B Stock") and (iii) 1,400,000 warrants (expiring five years from the date of issuance) which entitle the holder thereof to purchase shares of (x) common stock, par value $0.001 per share, of the Company (the "Common Stock") or (y) nonvoting common stock, par value $0.001 per share, of the Company (the "Non-Voting Common Stock"), at an initial exercise price of $1.74 per share (collectively, the "Warrants"), in each case, upon the terms and conditions set forth in that certain Series A Convertible Preferred Stock and Warrants Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), by and among the Company, the Investors and, solely to the extent therein indicated, Dr. Larry Joel and Incomnet, Inc., a Delaware corporation ("Incomnet"); and

          WHEREAS, it is a condition precedent to the obligations of the Investors under the Purchase Agreement that the Company, the Existing Stockholders and the Investors enter into this Shareholders Agreement; and

          WHEREAS, the Company, the Existing Stockholders and the Investors desire to enter into this Shareholders Agreement for the purpose of regulating certain aspects of the relationship of the Existing Stockholders and the Investors as stockholders of the Company, and concurrently to terminate certain existing

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stockholders agreements by and among the Company and the Existing Stockholders;
and

          WHEREAS, it is in the best interests of the Company and the Stockholders that such aspects of their relationship be so regulated;

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Unless otherwise defined in this Agreement, terms defined in the Purchase Agreement are used herein as therein defined. As used in this Agreement, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined).

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by or is under common control with such Person and, as to any Person that is an individual, such individual's spouse, parents, siblings and lineal descendants.

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          "AGREEMENT" means this Shareholders Agreement, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "AUDIT COMMITTEE" means the Audit Committee of the Board of Directors of the Company.

          "BY-LAWS" means the Amended and Restated By-Laws of the Company in the form of Exhibit I to the Purchase Agreement.

          "CEO SEARCH COMMITTEE" means the CEO Search Committee of the Board of Directors of the Company.

          "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company in the form of Exhibit A to the Purchase Agreement.

          "CHARTER DOCUMENTS" means, collectively, the Certificate of Incorporation and the By-Laws.

          "CLASS VOTING" means that the Certificate of Incorporation provides that the holders of the Series A Stock shall be entitled to elect four (4) directors and the holders of the Common Stock shall be entitled to elect five
(5) directors.

          "CLIPPER RELATED INVESTORS" means, collectively, the Clipper Investors and, with respect to Common Shares or Preferred

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Shares transferred by a Clipper Investor to a Permitted Transferee of such
Clipper Investor, such Permitted Transferee(s).

          "COHEN RELATED SHAREHOLDERS" means, collectively, Dr. Robert Cohen ("Dr. Cohen"), those Persons identified on the signature pages hereto as Cohen Related Shareholders (such Persons, together with Dr. Cohen, are hereinafter referred to collectively as the "Cohen Shareholders"), and, with respect to Common Shares or Preferred Shares transferred by a Cohen Shareholder to a Permitted Transferee of such Cohen Shareholder, such Permitted Transferee(s).

          "COMMITTEES" has the meaning ascribed thereto in Section 2.2 hereof.

          "COMMON SHARE EQUIVALENTS" means shares of Common Stock and Non-Voting Common Stock at the time outstanding or issuable upon conversion of shares of Series A Stock, Series B Stock or Series C Stock at the time outstanding.

          "COMMON SHARES" means, collectively, the Common Stock and Non-Voting Common Stock.

          "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

          "CONTROL BLOCK" has the meaning ascribed thereto in Section 3.5 hereof.

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          "CONTROLS" including, with correlative meanings, the terms "controlled by" and "under common control with," means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "CONVERTIBLE SECURITIES" means any evidence of indebtedness, shares (other than Common Shares) or other securities convertible into or exchangeable for Common Shares.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXECUTIVE COMMITTEE" means the Executive Committee of the Board of Directors of the Company.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INCOMNET CHANGE OF CONTROL" means (i) Mr. Melvyn Reznick shall cease for any reason whatsoever to serve as the designee of Incomnet on the Board of Directors of the Company, (ii) any Person or "group" (within the meaning of Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) shall (A) have acquired beneficial

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ownership of 20% or more on a fully diluted basis of the voting and/or economic interest in Incomnet's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of Incomnet's directors or (iii) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Incomnet (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Incomnet was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Incomnet then in office.

          "INCOMNET RELATED SHAREHOLDERS" means, collectively, Incomnet and, with respect to Common Shares or Preferred Shares transferred by Incomnet to a Permitted Transferee of Incomnet, such Permitted Transferee(s).

          "INDIVIDUAL EXISTING STOCKHOLDER" means any Existing Stockholder or Other Investor who is a natural person.

          "INSTITUTIONAL INVESTOR" means any JPM Investor, Clipper Investor, Other Investor or, with respect to Common Shares or Preferred Shares transferred by any such Investor to a Permitted Transferee of such Investor, such Permitted Transferee(s).

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          "INSTITUTIONAL PREFERRED SHARES" means, collectively, Series A Stock and Series B Stock.

          "INTERIM CEO" has the meaning ascribed thereto in Section 2.1(b)(vii) hereof.

          "INTERIM DIRECTOR" has the meaning ascribed thereto in Section 2.1(b)(vii) hereof.

          "JPM DESIGNEES" has the meaning ascribed thereto in Section 2.1(b)(i) hereof.

          "JPM RELATED INVESTORS" means, collectively, the JPM Investors and, with respect to Common Shares or Preferred Shares transferred by a JPM Investor to a Permitted Transferee of such JPM Investor, such Permitted Transferee(s).

          "MINIMUM SHARE AMOUNT" has the meaning ascribed thereto in Section 2.1(b)(i) hereof.

          "NON-STOCKHOLDER DESIGNATED DIRECTOR" means any director of the Company designated pursuant to Section 2.1(b)(vi) or (vii) hereof.

          "OPERATIVE DOCUMENTS" means, collectively, this Agreement, the Purchase Agreement, the Registration Rights Agreement and the Charter Documents.

          "OUTSIDE DIRECTOR" means any director of the Company (i) who is not and who has not been an officer or employee of the

                                        8


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Company, any subsidiary of the Company or any Institutional Investor, and who is
not in the Family Group of, or under common control with, any such officer or employee and (ii) who has not received (directly or indirectly) any compensation from the Company or any such subsidiary (other than customary director fees and reimbursement for travel and related expenses), including, without limitation, compensation or remuneration of the type which the Company would be required to disclose pursuant to Item 404 of Regulation S-K as promulgated under the Exchange Act if the Company was subject to the reporting requirements of such Act; PROVIDED, HOWEVER, notwithstanding the foregoing, Mr. Frank Pipp shall be deemed to qualify as an Outside Director.

          "PERMANENT CEO" means the person selected by the CEO Search Committee and approved by a majority of the Board of Directors of the Company to serve as the chief executive officer and a director of the Company.

          "PERMITTED TRANSFEREES" has the meaning ascribed thereto in Section
3.2 hereof.

          "PERSON" means an individual or a corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

          "PREFERRED SHARES" means, collectively, the Series A Stock, the Series B Stock and the Series C Stock.

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          "QUALIFIED PUBLIC OFFERING" means any sale of Common Stock in a public offering which results in the automatic conversion of Preferred Shares into Common Shares pursuant to subsection 4(b) of Paragraph B of Article IV of the Certificate of Incorporation.

          "RUBIN" means Mr. Jeffrey Rubin, a natural person.

          "RUBIN RELATED SHAREHOLDERS" means, collectively, Rubin, those Persons identified on the signature pages hereto as Rubin Related Shareholders (such Persons, together with Rubin, are hereinafter referred to collectively as the "Rubin Shareholders") and, with respect to Common Shares or Preferred Shares transferred by a Rubin Shareholder to a Permitted Transferee of such Rubin Shareholder, such Permitted Transferee(s).

          "RULE 144 SALES" means open market sales pursuant to Rule 144 under the Securities Act (or any successor rule or regulation) and in compliance with the requirements of paragraphs (c), (e) and (f) of such Rule, without giving effect to paragraph (k) of such Rule.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERIES C STOCK" means the Series C Nonvoting Convertible Preferred Stock, par value $0.001 per share, of the Company.

                                       10


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          "VOTING STOCK" means capital stock of any class or classes of the
Company, the holders of which are entitled to participate generally in the election of the members of the Company's board of directors, and shall include, without limitation, the Common Stock and Series A Stock.

          "VOTING STOCK EQUIVALENTS" means (i) shares of Common Stock at the time outstanding and (ii) shares of Common Stock issuable upon conversion of shares of Series A Stock at the time outstanding.

          Section 2    VOTING.

          2.1 BOARD OF DIRECTORS. Each Stockholder shall vote (or shall cause to be voted) all shares of Voting Stock owned or controlled by such Stockholder (including any shares of Voting Stock hereafter acquired), at any regular or special meeting of stockholders of the Company, shall take all action by written consent in lieu of such meeting of stockholders, and shall take all other actions necessary, to ensure:

                (a) that the Board of Directors of the Company and each subsidiary of the Company shall consist of nine (9) members; and

                (b) that there shall be elected as members of each such Board of Directors:

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                       (i)    two (2) individuals (the "JPM Designees")
designated by the JPM Related Investors holding a majority of the shares of Voting Stock Equivalents held by the JPM Related Investors; PROVIDED, HOWEVER, that (x) for so long as the Certificate of Incorporation shall provide for Class Voting and there shall be outstanding Series A Stock, only those Stockholders that hold shares of Series A Stock shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(i);
(y) if any individual designated by the JPM Related Investors shall become Interim CEO or Permanent CEO, such individual shall be deemed to have been designated as a director pursuant to clause 2.1(b)(vii) and the JPM Related Investors shall thereafter be entitled to designate a new designee pursuant to this clause 2.1(b)(i); and (z) if the JPM Related Investors at any time own Common Share Equivalents with an aggregate original purchase price (including, without limitation, the purchase price of Preferred Shares which are convertible, or have been converted, into Common Shares) of less than $2,000,000 (the "Minimum Share Amount"), then (I) if at the time the Certificate of Incorporation provides for Class Voting and there is Series A Stock outstanding, and if the Clipper Related Investors own at least the Minimum Share Amount, then the right of the JPM Related Investors to designate (A) two (2) directors pursuant to this clause 2.1(b)(i) and (B) one director pursuant to Section 2.2 hereof to serve on each Committee (a "JPM Committee Designee") shall terminate, and the right of the Clipper Related Investors

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to designate directors pursuant to clause 2.1(b)(ii) shall be increased from two (2) directors to four (4) directors and the Clipper Related Investors also shall be entitled to designate one additional director to serve on each Committee in lieu of a JPM Committee Designee, (II) if at the time the Certificate of Incorporation provides for Class Voting and there is Series A Stock outstanding, and if the Clipper Related Investors own less than the Minimum Share Amount, then the JPM Related Investors shall continue to have the right to designate (A) two (2) directors pursuant to this clause 2.1(b)(i) and (B) a JPM Committee Designee, and (III) if at the time the Certificate of Incorporation does not provide for Class Voting or there is no Series A Stock outstanding, then the right of the JPM Related Investors to designate (A) two (2) directors pursuant to this clause 2.1(b)(i) and (B) the JPM Committee Designee, shall terminate; and PROVIDED, FURTHER, that as provided in clause 2.1(b)(ii)(z)(I) and in the penultimate proviso to clause 2.1(b)(ii), the right of the JPM Related Investors to designate directors pursuant to this clause 2.1(b)(i) may be increased from two (2) directors to four (4) directors and the right of JPM Related Investors to designate directors to serve on Committees may be increased from one (1) to two (2) directors; and PROVIDED, FURTHER, that if the JPM Investors elect to transfer Preferred Shares and/or Common Shares to any of their Affiliates that is a "Regulation Y Stockholder" (as defined in the Certificate of Incorporation), then at the election of the JPM Investors, the

                                       13


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right of the JPM Related Investors to designate directors pursuant to this clause 2.1(b)(i) and Section 2.2 shall terminate, and the right of the Clipper Related Investors to designate directors pursuant to clause 2.1(b)(ii) shall be increased from two (2) directors to four (4) directors and to designate directors to serve on Committees pursuant to Section 2.2 hereof shall be increased from one (1) to two (2) directors, and thereafter, the JPM Investors no longer shall be parties to, or enjoy the benefits of or be entitled to enforce, and no longer shall be subject to or bound by, this Section 2;

                (ii) two (2) individuals (the "Clipper Designees") designated by the Clipper Related Investors holding a majority of the Voting Stock Equivalents held by the Clipper Related Investors; PROVIDED, HOWEVER, that
(x) for so long as the Certificate of Incorporation shall provide for Class Voting and there shall be outstanding Series A Stock, only those Stockholders that hold shares of Series A Stock shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(ii); (y) if any individual designated by the Clipper Related Investors shall become Interim CEO or Permanent CEO, such individual shall be deemed to have been designated as a director pursuant to clause 2.1(b)(vii) and the Clipper Related Investors shall thereafter be entitled to designate a new designee pursuant to this clause 2.1(b)(ii); and (z) if the Clipper Related Investors at any time own less than the Minimum

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Share Amount, then (I) if at the time the Certificate of Incorporation provides for Class Voting and there is Series A Stock outstanding, and if the JPM Related Investors own at least the Minimum Share Amount, then the right of the Clipper Related Investors to designate (A) two (2) directors pursuant to this clause 2.1(b)(ii) and (B) one (1) director pursuant to Section 2.2 hereof to serve on each Committee (a "Clipper Committee Designee"), shall terminate, and the right of the JPM Related Investors to designate directors pursuant to clause 2.1(b)(i) shall be increased from two (2) directors to four (4) directors and the JPM Related Investors also shall be entitled to designate one additional director to serve on each Committee in lieu of a Clipper Committee Designee, (II) if at the time the Certificate of Incorporation provides for Class Voting and there is Series A Stock outstanding, and if the JPM Related Investors own less than the Minimum Share Amount, then the Clipper Related Investors shall continue to have the right to designate (A) two (2) directors pursuant to this clause 2.1(b)(ii) and (B) a Clipper Committee Designee, and (III) if at the time the Certificate of Incorporation does not provide for Class Voting or there is no Series A Stock outstanding, then the right of the Clipper Related Investors to (A) designate two (2) directors pursuant to this clause 2.1(b)(ii) and (B) a Clipper Committee Designee, shall terminate; and PROVIDED, FURTHER, that as provided in clause 2.1(b)(i)(z)(I) and the final proviso to clause 2.1(b)(i), the right of the Clipper Related Investors to designate directors

                                       15


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pursuant to this clause 2.1(b)(ii) may be increased from two (2) directors to four (4) directors and the right of the Clipper Related Investors to designate directors to serve on Committees may be increased from one (1) to two (2) directors; and PROVIDED, FURTHER, that if Clipper Capital Associates, L.P. or any of its Affiliates shall cease to control the Clipper Related Investors, the right of the Clipper Related Investors to designate directors pursuant to this clause 2.1(b)(ii) and Section 2.2 shall terminate, and the right of the JPM Related Investors to designate directors pursuant to clause 2.1(b)(i) shall be increased from two (2) directors to four (4) directors and the right of the JPM Related Investors to designate directors to serve on Committees pursuant to Section 2.2 hereof shall be increased from one (1) to two (2) directors; and, PROVIDED, FURTHER, that, notwithstanding the foregoing, the designation of at least one (1) of the directors to be designated by the Clipper Investors shall be made by Clipper Equity Partners I, L.P. (or, if Clipper Equity Partners I, L.P. shall no longer own any
Voting Stock Equivalents, then Clipper Capital Associates, L.P. or such other Person as Clipper Capital Associates, L.P. shall designate);

                       (iii) one (1) individual designated by the Incomnet Related Shareholders holding a majority of the shares of Voting Stock Equivalents held by the Incomnet Related Shareholders; PROVIDED, HOWEVER, that
(x) only those Stockholders

                                       16


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that hold shares of Common Stock (in respect of such shares of Common Stock)
shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(iii); (y) if the Incomnet Related Shareholders at any time own less than twenty-five percent (25%) of the Common Shares owned by Incomnet on the date hereof, then the right of the Incomnet Related Shareholders to designate (I) a director pursuant to this clause 2.1(b)(iii) and (II) one director pursuant to Section 2.2 hereof to serve on the Audit Committee and the Compensation Committee shall terminate; and (z) if an Incomnet Change of Control shall have occurred, then the individual designated by Incomnet to serve as a director also must be approved by a majority of the remaining members of the Board of Directors of the Company, such approval to be granted or withheld based on the reasonable business judgment of such remaining directors;

                       (iv) one (1) individual designated by the Rubin Related Shareholders holding a majority of the Voting Stock Equivalents held by the Rubin Related Shareholders; PROVIDED, HOWEVER, that (x) only those Stockholders that hold shares of Common Stock (in respect of such shares of Common Stock) shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(iv); (y) the right of the Rubin Related Shareholders to designate a director pursuant to this clause 2.1(b)(iv) shall terminate if (I) for any reason whatsoever Rubin ceases to be actively employed as a senior executive officer of

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the Company and/or its subsidiaries or (II) the Rubin Related Shareholders at any time own less than fifty percent (50%) of the Common Shares owned by them on the date hereof; and (z) for so long as the Rubin Related Shareholders shall be entitled to designate a director pursuant to this clause 2.1(b)(iv), such director shall be Rubin;

                       (v) one (1) individual designated by the Cohen Related Shareholders holding a majority of the Voting Stock Equivalents held by the Cohen Related Shareholders; PROVIDED, HOWEVER, that (x) only those Stockholders that hold shares of Common Stock (in respect of such shares of Common Stock) shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(v); (y) if the Cohen Related Shareholders at any time own less than fifty percent (50%) of the Common Shares owned by them on the date hereof, then the right of the Cohen Related Shareholders to designate (i) a director pursuant to this clause 2.1.1(b)(v) and (ii) one director pursuant to Section
2.2 hereof to serve on the Executive Committee, shall terminate; and (z) for so long as the Cohen Related Shareholders shall be entitled to designate a director pursuant to this clause 2.1(b)(v) and Dr. Cohen shall be alive and not permanently disabled, Dr. Cohen shall serve as the designee of the Cohen Related Shareholders;

                       (vi) one (1) individual (initially Mr. Frank Pipp) designated by a majority of the members of the Board of

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


Directors of the Company who qualifies as an Outside Director and who is approved by (x) those Persons holding a majority of the Common Share Equivalents held by the Investors and their respective Permitted Transferees and (y) those Persons holding a majority of the Common Share Equivalents held by the Existing Investors and their respective Permitted Transferees; PROVIDED, HOWEVER, that only those Stockholders who hold shares of Common Stock (in respect of such shares of Common Stock) shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(vi); and

                       (vii) the Permanent CEO; PROVIDED, HOWEVER, that (x) only those Stockholders who hold shares of Common Stock (in respect of such shares of Common Stock) shall be required to vote, or take action by consent, in accordance with this clause 2.1(b)(vii) and (y) if at any time there shall not be a Permanent CEO, at the option of the CEO Search Committee, an individual selected by the CEO Search Committee shall serve as an additional director of the Company and each of its subsidiaries (the "Interim Director") and/or interim Chief Executive Officer of the Company (the "Interim CEO"), and, PROVIDED, FURTHER, that the Interim Director shall be replaced as a member of the Board of Directors of the Company and each of its subsidiaries simultaneously with the designation of the Permanent CEO;

and in the case of each of clauses 2.1(b)(i) (except as otherwise provided therein), (b)(ii) (except as otherwise provided therein), (b)(iii), (b)(iv) and (b)(v), any director(s) whom a specified group of Stockholders ceases to be entitled to designate instead shall be designated by Stockholders holding a majority of the Voting Stock Equivalents held by the Stockholders.

          2.2 COMMITTEES OF THE BOARD OF DIRECTORS. The Company shall establish the following committees (collectively, the "Committees") of the Board of Directors: an Executive Committee, a CEO Search Committee, an Audit Committee and a Compensation Committee. Such Committees shall have the powers and duties set forth in the resolutions of the Board of Directors of the Company authorizing the establishment of such Committees. Each Stockholder shall direct any director designated by such Stockholder, and otherwise take all actions necessary or desirable, to ensure:

          (a) that the following persons shall be appointed to serve on the committees of the Board of Directors of the Company:

                       (i) in the case of the Executive Committee, one (1) JPM Designee (for so long as the JPM Related Investors have representation on the Board of Directors), who initially shall be Ms. Molly F. Ashby, one (1) Clipper Designee (for so long as the Clipper Related Investors have representation on the Board of Directors), who initially shall be Mr. Kevin A. Macdonald, and Mr. Frank Pipp (for so long as he is a director of the Company), and the JPM Designee (for so long as the JPM Related Investors have representation on the Board of Directors) shall serve as the chairperson of the Executive Committee; PROVIDED, HOWEVER, at such time as a Permanent CEO shall have been designated, then, at the option of the JPM Related Investors holding a majority of the shares of Voting Stock Equivalents held by the JPM Related Investors and the Clipper Related Investors holding a majority of the Voting Stock Equivalents held by the Clipper Related Investors, (x) the Executive Committee shall be dissolved or (y) the number of persons serving on the Executive Committee shall be increased from three (3) to six (6) and such new members shall be Dr. Cohen (for so long as he is a director of the Company), Mr. Melvyn Reznick (for so long as he is a director of the Company) and the Permanent CEO;

                       (ii) in the case of the CEO Search Committee, one (1) JPM Designee (for so long as the JPM Related Investors have representation on the Board of Directors), who initially shall be Ms. Molly F. Ashby, one (1) Clipper Designee (for so long as the Clipper Related Investors have representation on the Board of Directors), who initially shall be Mr. Kevin A. Macdonald, and an Outside Director, who initially shall be Mr. Frank Pipp, and the Outside Director shall serve as the chairperson of the CEO Search Committee;

                       (iii) in the case of the Audit Committee, one (1) JPM Designee (for so long as the JPM Related Investors have representation on the Board of Directors), who initially shall be Mr. Patrick H. Garrett, one (1) Clipper Designee (for so long as the Clipper Related Investors have representation on the Board of Directors), who initially shall be Mr. Kevin A. Macdonald, the Permanent CEO (if any), and Mr. Melvyn Reznick (for so long as he is a director of the Company), and Mr. Reznick shall serve as the chairperson of the Audit Committee; and

                       (iv) in the case of the Compensation Committee, one (1) JPM Designee (for so long as the JPM Related Investors have representation on the Board of Directors), who initially shall be Mr. Patrick H. Garrett, one (1) Clipper Designee (for so long as the Clipper Related Investors have representation on the Board of Directors), who initially shall be Mr. Kevin A. Macdonald, Mr. Melvyn Reznick (for so long as he is a director of the Company) and the Permanent CEO (if any), and the JPM Designee (for so long as the JPM Related Investors have representation on the Board of Directors) shall serve as the chairperson of the Compensation Committee; and

          (b)   that except as otherwise provided in Sections 2.1(b)(i) and
(ii), any director(s) serving on any Committee who a specified group of Stockholders ceases to be entitled to designate instead shall be designated by Stockholders holding a majority of the Voting Stock Equivalents held by the Stockholders.

          2.3 REMOVAL. A director designated by the JPM Related Investors, the Clipper Related Investors, the Incomnet Related Shareholders, the Rubin Related Shareholders or the Cohen Related Shareholders and elected pursuant to Sections 2.1 and 2.2 shall be removed (with or without cause), if (i) those Stockholders holding a majority of the Voting Stock Equivalents owned by the group of Stockholders who designated such director so requests such removal by written notice to the Company or (ii) if the right of such group of Stockholders to designate one (1) or more directors pursuant to Sections 2.1 and 2.2 shall terminate. Such removal shall be effected upon the affirmative vote or action by written consent of holders of a majority of the then outstanding shares of Series A Stock or Common Stock, as applicable, and each holder of shares of such Voting Stock hereby agrees to vote all such shares then owned or held of record by him, or to take action by written consent, to effect such removal. Any Non-Stockholder Designated Director may be removed with or without cause by the affirmative vote of a majority of the members of the Board of Directors of the Company (other than such Non-Stockholder Designated Director). Any director (regardless of how designated) may be removed for cause, and the group of Stockholders entitled to designate any such director agrees to vote or take action by written consent to effect such removal upon a determination by the Board of Directors that such cause exists.

          2.4 VACANCIES. In the event that a vacancy is created on the Board of Directors of the Company or any of its subsidiaries by the death, disability, retirement, resignation or removal (with or without cause) of a director or otherwise there shall exist or occur any vacancy on the Board of Directors of the Company or any of its subsidiaries, each Stockholder hereby agrees to vote or take action by written consent, in each case, to the extent such Stockholder shall be entitled to do so, and to use his best efforts to cause the remaining directors to vote or take action by written consent, for the election of a nominee to be designated by the entity or group which had designated or was entitled to designate the director whose position has become vacant, provided that such designee was not previously a director of the Company or any of its subsidiaries who was removed for cause from the Board of Directors of the Company or any of its subsidiaries.

          2.5   NO PROXIES.  Each Stockholder covenants and agrees that, except
(i) as a result of transfers expressly permitted by, and pursuant to and in accordance with, this Agreement, (ii) the voting agreement between the JPM Investors and the Clipper Investors described in Section 2.6 hereof and
(iii) as otherwise provided in the last sentence of Section 2.8 hereof, such Stockholder will have sole voting power with respect to such Stockholder's Voting Stock and will not grant any proxy with respect to such Voting Stock, enter into any voting trust or other voting agreement or arrangement with respect to such Voting Stock or grant any other rights to vote such Voting Stock other than the agreement to vote such Voting Stock set forth herein.

          2.6 VOTING BY THE JPM INVESTORS AND CLIPPER INVESTORS. Notwithstanding anything in any Operative Document to the contrary, each JPM Investor hereby covenants and agrees with the Clipper Investors, for so long as the Clipper Related Investors shall own the Minimum Share Amount, and each Clipper Investor hereby covenants and agrees with the JPM Investors, for so long as the JPM Related Investors shall own the Minimum Share Amount, that it shall not (i) vote in favor of, or consent to, any amendment or waiver of the Operative Documents which amendment or waiver requires the vote or consent of a specified percentage of the Investors or of the holders of Preferred Shares, unless, in the case of any such amendment or waiver to be approved by any such JPM Related Investor, it also is approved by the Clipper Related Investors holding a majority of the Common Share Equivalents then held by the Clipper Related Investors (the "Requisite Clipper Investors") and, in the case of any amendment or waiver to be approved by any such Clipper Related Investor, it also is approved by the JPM Related Investors holding a majority of the Common Share Equivalents then held by the JPM Related Investors (the "Requisite JPM Investors"), as the case may be. In addition, at any time at which the Clipper Related Investors shall cease to own the Minimum Share Amount or the JPM Related

Investors shall cease to own the Minimum Share Amount, without the consent of the Requisite Clipper Investors or the Requisite JPM Investors, as the case may be, no JPM Investor or Clipper Investor shall vote in favor of, or consent to, any such amendment or waiver (x) which would be adverse to and result in non-uniform treatment of the Clipper Related Investors as compared to the JPM Related Investors or the JPM Related Investors as compared to the Clipper Related Investors, as applicable, or (y) if any such JPM Related Investor or Clipper Related Investor (or their respective Affiliates) has a disproportionate interest in the transaction or otherwise has a conflicting interest with respect to the matter which gives rise to the necessity for such amendment or waiver. This Section 2.6 shall benefit and shall be binding upon the JPM Related Investors and the Clipper Related Investors only, and may be amended or waived by the Requisite JPM Investors and Requisite Clipper Investors.

          2.7 DIRECTOR EXPENSES. The Company shall bear all travel and related expenses incurred by the JPM Designees and the Clipper Designees associated with attending meetings.

          2.8 FURTHER ASSURANCES. In order to effectuate the provisions of this Section 2, the Stockholders hereby agree that when any action or vote is required to be taken by such Stockholders pursuant to this Agreement, such Stockholders shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to the General Corporation Law of the State of Delaware, to effectuate such stockholder action. In addition, if any Stockholder shall fail to vote as required by the specific terms of this Section 2, such Stockholder shall be deemed to have irrevocably constituted and appointed the other Stockholders as his proxy coupled with an interest to vote such Stockholder's Voting Stock Equivalents on a pro rata basis in accordance with the terms of this Section 2.

          2.9 TERMINATION OF VOTING PROVISIONS. Except for Section 2.7 and as otherwise provided in the following sentence, the voting agreements and rights to designate directors as provided in this Section 2 shall terminate upon the completion by the Company of a Qualified Public Offering. Notwithstanding the foregoing, following the completion of a Qualified Public Offering and for so long as the JPM Related Investors and the Clipper Related Investors shall continue to beneficially own (as such term is used in Rule 13(d)-3 promulgated under the Exchange Act as in effect on the date hereof) or control any Common Share Equivalents, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock owned or controlled by such Stockholder (including any shares of Voting Stock hereafter acquired), at any regular or special meeting of stockholders of the Company, shall take all action by written consent in lieu of such meeting of stockholders, and shall take all other action that may be necessary, to ensure that there shall be elected to the Board of Directors of the Company and each subsidiary of the Company one (1) JPM Designee and one (1) Clipper Designee; PROVIDED, HOWEVER, that the Requisite JPM Investors or the Requisite Clipper Investors may at any time elect to terminate the right of the JPM Related Investors or the Clipper Related Investors, respectively, to designate a director pursuant to this paragraph 2.9, and thereafter, the JPM Related Investors or the Clipper Related Investors, as applicable, no longer shall be parties to, or enjoy the benefits of or be entitled to enforce this Section 2.9.

          2.10 SCHEDULE 13D. If required by applicable law, each Stockholder, severally and not jointly, agrees to cooperate in the preparation of, and to execute, a joint filing on Schedule 13D. The Company shall bear all reasonable expenses incurred by each such Stockholder in connection with the preparation and filing of such Schedule 13D.

          2.11 INDEMNIFICATION. Without the prior written consent of the JPM Investors and the Clipper Investors, neither the Company nor any Stockholder shall take any action to amend Article VIII of the By-Laws in any manner adverse to the rights of the JPM Designees or the Clipper Designees.

          Section 3.   RESTRICTIONS ON TRANSFER OF SHARES OF THE COMPANY.

          3.1   TRANSFER RESTRICTED.

                3.1.1 No Common Shares or Preferred Shares, or any interest therein, shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, directly or indirectly, except in accordance with or as otherwise specifically permitted by the provisions of this Agreement. The Company shall not transfer upon its books and records any Common Shares or Preferred Shares purported to be transferred to any Person in violation of this Agreement.

                3.1.2 In addition to each other restriction on transfer contained in this Agreement, except for Rule 144 Sales, a sale of shares in a public offering pursuant to the Registration Rights Agreement and a transfer to the Company, no Stockholder shall sell, assign, transfer, pledge, or otherwise encumber or dispose of any Common Shares or Preferred Shares or any interest therein to any Person (regardless of the manner in which such Stockholder initially acquired such Common Shares or Preferred Shares), unless (a) the certificates representing the shares issued to the transferee bear appropriate legends reflecting the restrictions on transfer contained in this Agreement substantially to the following effect:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF JANUARY 15, 1997 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT."

and (b) the transferee shall have executed and delivered to the Company, as a condition to its acquisition of the Common Shares or Preferred Shares, as the case may be, an appropriate document confirming that such transferee takes such shares subject to all the terms and conditions of this Agreement.

                3.1.3 In addition to each other restriction on transfer contained in this Agreement, no Stockholder shall sell, assign, transfer, pledge or otherwise encumber or dispose of any Common Shares or Preferred Shares, or any interest therein, to any Person unless such sale, assignment, transfer, pledge or other encumbrance or disposition is pursuant to an effective registration statement under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

                3.1.4 The restrictions on transfer contained in this Agreement are in addition to, and not in limitation of, each other restriction on transfer contained in any other agreement between the Company and any Stockholder.

          3.2 CERTAIN PERMITTED TRANSFERS. Notwithstanding anything in this Agreement to the contrary, the restrictions contained in Sections 3.3, 3.4 and
3.5 of this Agreement with respect to transfers of Common Shares and Preferred Shares shall not apply to:

          (a) any transfer without consideration by an Individual Existing Stockholder to the spouse or issue of such Individual Existing Stockholder or to a trust of which there are no principal beneficiaries other than the spouse or issue of such Individual Existing Stockholder;

          (b) any transfer to a legal representative in the event any Individual Existing Stockholder becomes mentally incompetent;

          (c) any transfer by a JPM Investor to any other JPM Investor and any transfer by a Clipper Investor to any other Clipper Investor;

          (d) any transfer by an Institutional Investor (i) that is a partnership to one or more of its present partners or to another partnership under common control with such Institutional Investor or (ii) to an Affiliate of such Institutional Investor;

          (e) any transfer by a Stockholder to the Company pursuant to any agreement between the Company and that Stockholder; and

          (f) any transfer by a Stockholder which is a corporation to its ultimate parent corporation (a "Parent") or to any wholly owned direct or indirect subsidiary of such Parent (a "Controlled Subsidiary"), it being understood with respect to such Controlled Subsidiary that the later sale, liquidation or spin-off of such Controlled Subsidiary or other transaction in which the Parent ceases to control, directly or indirectly, 100% of the equity of the Controlled Subsidiary would constitute an indirect sale of Common Shares or Preferred Shares, as the case may be, which sale may only be made in compliance with the terms and restrictions set forth in this Agreement;

PROVIDED THAT in each of cases (a) through (f) each transferee agrees in writing to take subject to and to comply with the restrictions on transfer contained in this Agreement. In addition, none of the restrictions on transfers of shares contained in this Agreement shall apply to a transfer by an Individual Existing Stockholder upon his or her death, by will, by the laws of descent or by operation of law, except that any such transferee shall be deemed to take such shares subject to all provisions of this Agreement applicable to the transferor. Any transfer of Common Shares or Preferred Shares pursuant to and in compliance with this Section 3.2 shall be a permitted transfer under this Agreement, and any transferee of Common Shares or Preferred Shares pursuant to and in compliance with this Section 3.2 (other than the Company) is herein referred to as a "Permitted Transferee." Each Permitted Transferee (other than the Company), if not previously a Stockholder, shall, upon consummation of the transfer, be deemed a Stockholder, and each such Permitted Transferee of a JPM Related Investor, Clipper Related Investor, Incomnet Related Shareholder, Rubin Related Shareholder or Cohen Related Shareholder shall, with respect to such transferred shares upon consummation of the transfer, be deemed a JPM Related Investor, Clipper Related Investor, Incomnet Related Shareholder, Rubin Related Shareholder or Cohen Related Shareholder, as the case may be, for purposes of this Agreement.

          3.3   FIRST OFFER RIGHTS.  Except as otherwise permitted under Section
3.2 of this Agreement, and except for Rule 144 Sales and sales of shares in public offerings, a Stockholder may sell or otherwise transfer Common Shares and Preferred Shares only in compliance with the provisions of this Section 3.3.

                3.3.1 A Stockholder desiring to sell or otherwise transfer Common Shares or Preferred Shares in compliance with this Section 3.3 (a "Selling Stockholder") shall first deliver written notice to the Company (hereinafter referred to as the "Notice of Offer") which Notice of Offer shall specify (i) the number of Common Shares and/or Preferred Shares owned by the

Selling Stockholder which such Selling Stockholder wishes to sell (the "Offered Shares"); (ii) the proposed cash purchase price per share for the Offered Shares (the "Offer Price"); and (iii) all other terms and conditions of the offer. The Notice of Offer shall constitute an irrevocable offer by the Selling Stockholder to sell to the other Stockholders and the Company the Offered Shares at the Offer Price, as hereinafter provided. Within five business days of its receipt of the Notice of Offer, the Company shall send a copy of such Notice to each of the Stockholders of record.

                3.3.2 Within 30 days following the Company's receipt of the Notice of Offer, (i) each other Stockholder of record shall notify the Company and the Selling Stockholder as to the number of Offered Shares, if any, it is electing to purchase (such notification is hereinafter referred to as the "Stockholder's Acceptance" and such Stockholder electing to purchase Offered Shares, an "Accepting Stockholder") and (ii) the Company shall notify the Selling Stockholder as to the number of Offered Shares, if any, that it is electing to purchase (such notification is hereinafter referred to as the "Company's Acceptance" and, together with the Stockholder's Acceptance, as an "Acceptance"); PROVIDED; HOWEVER, that the Company shall not be entitled to purchase Offered Shares (and the Company's Acceptance shall be appropriately limited) if, and to the extent that, (x) at the time of such purchase any Preferred Shares or

Common Shares are held by a Regulation Y Stockholder, and the effect of such purchase would be to increase above 24.9% the percentage of equity of the Company owned, held or controlled by such Regulation Y Stockholder, (y) the effect of such purchase would be to create a Control Block or (z) such purchase would be prohibited by the Certificate of Incorporation. If any Stockholder does not provide a Stockholder's Acceptance to the Company and the Selling Stockholder, or if the Company does not deliver a Company Acceptance to the Selling Stockholder, within such period, such Stockholder or the Company, as applicable, shall be deemed to have declined to purchase any of the Offered Shares. A Stockholder's Acceptance and the Company's Acceptance each shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of Offered Shares which such Stockholder or the Company has elected to purchase pursuant to its Acceptance, subject to allocation of the Offered Shares among Stockholders accepting the Notice of Offer, and the Company if it has accepted the Notice of Offer, as hereinafter provided. The election by the Company to purchase Offered Shares shall be made on behalf of the Company by a majority of those members of the Board of Directors of the Company who have not been designated by, and are not affiliated or associated with, the Selling Stockholder.

                3.3.3. If the Stockholders (other than the Selling Stockholder) and the Company have elected to purchase a number of Offered Shares that in the aggregate exceeds the total number of Offered Shares, the Offered Shares shall be allocated among the Accepting Stockholders, if any, and the Company, as follows:

                (a) In the case of a sale of Institutional Preferred Shares, (i) first, among the Institutional Investors that are Accepting Stockholders, as nearly as possible in proportion to the number of Common Share Equivalents held by such Institutional Investors (provided that for purposes of this Section 3.3.3(a), the JPM Related Investors shall be deemed to be a single Institutional Investor and the Clipper Related Investors shall be deemed to be a single Institutional Investor and may, in each case, allocate among themselves the total number of Offered Shares purchasable by Persons within each such group); (ii) second, among those Institutional Investors, if any, that are Accepting Stockholders and that elected to purchase more Preferred Shares than the number to which they are entitled under clause (i), as nearly as possible in proportion to the number of Common Share Equivalents held by such Institutional Investors; (iii) third, among any other Accepting Stockholders, if any, as nearly as possible in proportion to the number of Common Share Equivalents then held by such other Accepting Stockholders; (iv) fourth, among those other Accepting Stockholders that elected to purchase more Preferred Shares than the number to which they are entitled under clause (iii), as nearly as possible in proportion to the number of Common Share Equivalents held by such Accepting Stockholders; and (v) last, any remainder to the Company (subject to the limitations on purchases by the Company set forth in Section 3.3.2);

                (b) In the case of a sale of Common Shares or shares of Series C Stock by a Selling Stockholder that is an Existing Stockholder (or a Permitted Transferee of an Existing Stockholder), (i) first, the Company shall be entitled to purchase the number of Offered Shares it elected to purchase in the Company Acceptance (subject to the limitations on purchases by the Company set forth in Section 3.3.2); (ii) second, among the Existing Stockholders (and their Permitted Transferees) that are Accepting Stockholders, as nearly as possible in proportion to the number of Common Share Equivalents then held by such Existing Stockholders (and their Permitted Transferees); (iii) third, among those Existing Stockholders (and their Permitted Transferees), if any, that are Accepting Stockholders and that elected to purchase more Common Shares or shares of Series C Stock, as the case may be, than the number to which they are entitled under clause (ii), as nearly as possible in proportion to the number of Common Share Equivalents held by such Accepting Stockholders; (iv) fourth, among any other Accepting Stockholders, if any, as nearly as possible in proportion to the number of Common Share Equivalents then held by such other Accepting Stockholders (provided that for purposes of this

Section 3.3.3(b), the JPM Related Investors that are Accepting Stockholders shall be deemed to be a single Accepting Stockholder and the Clipper Related Investors that are Accepting Stockholders shall be deemed to be a single Accepting Stockholder and may, in each case, allocate among themselves the total number of Offered Shares purchasable by Persons within each such group); and (v) any remainder among those other Accepting Stockholders, if any, that elected to purchase more Common Shares or shares of Series C Stock, as the case may be, than the number to which they are entitled under clause (iv), as nearly as possible in proportion to the number of Common Share Equivalents held by such Accepting Stockholders; and

          (c) In the case of a sale of Common Shares by a Selling Stockholder other than an Existing Stockholder (or its Permitted Transferee), (i) first, the Company shall be entitled to purchase the number of Offered Shares it elected to purchase in the Company Acceptance (subject to the limitations on purchases by the Company set forth in Section 3.3.2); (ii) second, among the Investors (and their Permitted Transferees), that are Accepting Stockholders as nearly as possible in proportion to the number of Common Share Equivalents then held by such Investors (and their Permitted Transferees) (provided that for purposes of this Section 3.3.3(c), the JPM Related Investors that are Accepting Stockholders shall be deemed to be a single Accepting Stockholder and the Clipper Related Investors that are Accepting Stockholders shall be deemed to be a single Accepting Stockholder and may, in each case, allocate among themselves the total number of Offered Shares purchasable by Persons within each such group); (iii) third, among those Investors (and their Permitted Transferees), if any, that are Accepting Stockholders and that elected to purchase more Common Shares than the number to which they are entitled under clause (ii), as nearly as possible in proportion to the number of Common Share Equivalents held by such Accepting Stockholders; (iv) fourth, among any other Accepting Stockholders, if any, as nearly as possible in proportion to the number of Common Share Equivalents then held by such Accepting Stockholders; and
(v) any remainder among those other Accepting Stockholders, if any, that elected to purchase more Common Shares than the number to which they are entitled under clause (iv), as nearly as possible in proportion to the number of Common Share Equivalents held by such Accepting Stockholders.

This Section 3.3.3 shall be construed and given effect in such manner that no Stockholder nor the Company shall be required or entitled to purchase a number of Offered Shares greater than the number set forth in its Stockholder Acceptance or Company Acceptance, as applicable. The Company shall promptly notify each Accepting Stockholder, if any, of the number of shares allocated to it, and each such Accepting Stockholder shall be obligated to purchase at the Offer Price such shares, and the Company shall be obligated to purchase at the Offer Price the number of shares allocated to it in accordance with the foregoing provisions, at a closing as set forth in Section 3.3.5.

                3.3.4 If the Accepting Stockholders and the Company do not elect to purchase all of the Offered Shares available for purchase under this
Section 3.3, the Selling Stockholder (a) shall be under no obligation to sell any of the Offered Shares to any other Stockholder or the Company, unless the Selling Stockholder so elects, and (b) may, within a period of six months from the date of the Notice of Offer, subject to the provisions of Section 3.4 if applicable, and subject to the approval of the Board of Directors of the Company as described below, sell the Offered Shares to one or more third parties (each a "Third Party Transferee") for cash at a price per share not less than the Offer Price, and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer; PROVIDED, HOWEVER, that the right of any Stockholder to sell any Offered Shares to any proposed Third Party Transferee pursuant to this Section 3.3 shall be subject to the right of the Company, acting by the vote of a majority of the members of the Board of Directors who have not been designated by, and are not affiliated or associated with the Selling Stockholder or the proposed Third Party Transferee, to disapprove such proposed Third Party Transferee based on a reasonable determination by such members of the Board of Directors of the Company that such proposed Third Party Transferee's ownership of Offered Shares would be substantially detrimental to the business of the Company. Upon any such sale, the Third Party Transferee of such Offered Shares shall execute an agreement in form and substance reasonably satisfactory to the Company and the Stockholders pursuant to which such Third Party Transferee agrees that the Offered Shares it acquired from the Selling Stockholder are subject to the provisions of this Agreement. Any Third Party Transferee to whom Offered Shares are transferred pursuant to and in compliance with this Section 3.3.4 shall, with respect to such shares upon consummation of such transfer, be deemed a Stockholder, and any such Third Party Transferee of an Institutional Investor shall, upon consummation of such transfer, be deemed an Institutional Investor for purposes of this Agreement (subject to the last sentence of Section 8.5 hereof). If the Selling Stockholder does not complete the sale of the Offered Shares within such six-month period, the provisions of this Section 3.3 shall again apply, and no sale of such Offered Shares by the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

                3.3.5 The closing of purchases of Offered Shares by the Company and/or other Stockholders pursuant to this Section 3.3 shall take place no later than 60 days after the date of the Notice of Offer, at 10:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree. At least five (5) business days prior to such closing, the Company shall notify the Selling

Stockholder(s) in writing of the names of purchasers and the portion of the Offered Shares to be purchased by each. At such closing, the Selling Stockholder(s) shall sell, transfer and deliver to each purchaser full right, title and interest in and to the Offered Shares so purchased by such purchaser, free and clear of all liens, security interests, adverse claims or restrictions of any kind and nature (except as otherwise set forth in this Agreement and the other Operative Documents), and shall deliver to each purchaser a certificate or certificates representing the Offered Shares sold to such purchaser, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed with signatures guaranteed by a commercial bank, trust company or registered broker dealer and any other documents necessary for transfer. Simultaneously with delivery of such certificates, each purchaser of the Offered Shares shall deliver to the Selling Stockholder(s), by wire transfer of immediately available funds to such bank account as the Selling Stockholder(s) shall designate, a cash amount equal to the product of the Offer Price and the number of Offered Shares being acquired by such purchaser, in full payment of the purchase price of the Offered Shares purchased.

                3.3.6 The rights of first offer provided under this Section 3.3 shall terminate upon the completion by the Company of a Qualified Public Offering.

                3.3.7 Notwithstanding anything in this Section 3.3 to the contrary, (i) if any Existing Stockholder (or its

Permitted Transferee) shall purchase any shares of Series A Stock or Series B Stock pursuant to this Section 3.3, then as a condition precedent to the consummation of such purchase, such Existing Stockholder (or its Permitted Transferee) shall immediately convert any shares of Series A Stock or Series B Stock (after first converting such shares into Series A Stock) so purchased into a like number of shares of Series C Stock or (ii) if any Regulation Y Stockholder shall have the right to purchase any shares of Series A Stock, Series C Stock or Common Stock pursuant to this Section 3.3, then such Regulation Y Stockholder shall have the right under this Section 3.3 to purchase, in lieu of any such voting securities, an identical number of shares of Series B Stock or Non-Voting Common Stock, as the case may be, and the Selling Stockholder(s), at the request of any such Regulation Y Stockholder, shall cause any shares of Series A Stock, Series C Stock or Common Stock to be converted into a like number of Series B Stock or Non-Voting Common Stock, as the case may be, prior to consummation of such purchase.

          3.4   RIGHT TO JOIN IN SALE.

                3.4.1 If any one or more Stockholders (the "Selling Stockholders") propose in a single transaction or series of related transactions to transfer a number of Common Shares and/or Preferred Shares, as the case may be, representing 5% or more of the Common Share Equivalents held by the Stockholders (a "Transaction"), including, without limitation, pursuant to
Section 3.3 (including a transfer to the Company, to the other

Stockholders or to a third party), then the Selling Stockholders shall refrain from effecting a Transaction unless, prior to the consummation thereof, each Stockholder (in the case of a transfer of Common Shares) or each Stockholder holding Preferred Shares (in the case of a transfer of Preferred Shares) other than the Selling Stockholders shall have been afforded the opportunity to join in such transfer on a pro rata basis, as hereinafter provided. Any purported transfer subject to this Section 3.4 not made in compliance with this Section
3.4 shall be void and shall not be consummated upon the books and records of the Company.

                3.4.2 Prior to the consummation of any Transaction, the Selling Stockholders shall cause each person or persons that propose to acquire Common Shares or Preferred Shares in the Transaction (the "Proposed Purchasers") to offer (the "Purchase Offer") in writing to each other Stockholder (in the case of a transfer of Common Shares) or each other Stockholder holding Preferred Shares (in the case of a transfer of Preferred Shares) to purchase that number of Common Shares (or, at the election of such other Stockholder, Common Share Equivalents) (in the case of a transfer of Common Shares) or Preferred Shares (in the case of a transfer of Preferred Shares) from each such other Stockholder that constitutes the same percentage of the aggregate Common Share Equivalents (in the case of a transfer of Common Shares) or Preferred Shares (in the case of a transfer of Preferred Shares) held by such other Stockholder as the percentage determined by dividing the number of Common Shares (in the case of a transfer of Common Shares) or Preferred Shares (in the case of a transfer of Preferred Shares) to be purchased from the Selling Stockholders by the aggregate number of Common Share Equivalents (in the case of a transfer of Common Shares) or Preferred Shares (in the case of a transfer of Preferred Shares) held by the Selling Stockholders, at the same price per share (the "Joining Price"), and on such other terms and conditions (the "Joining Terms"), as the Proposed Purchaser has offered to purchase Common Shares or Preferred Shares, as the case may be, to be sold by the Selling Stockholders. Notwithstanding the foregoing, if the Proposed Purchasers are acquiring Common Shares or Preferred Shares in a series of related transactions, or in a single transaction or series of related transactions from multiple Selling Stockholders, (i) the Joining Price shall be the highest of the prices offered by any Proposed Purchaser to any Selling Stockholder in any one of such transactions, and (ii) the Joining Terms shall be those terms offered by any Proposed Purchaser to any Selling Stockholder in any one of such transactions which are most favorable to the offeree. Each Stockholder shall have at least 30 days from the receipt of the Purchase Offer in which to accept the Purchase Offer and, to the extent any such Stockholder accepts such Purchase Offer in accordance with the terms hereof, the number of Common Shares or Preferred Shares, as the case may be, to be sold by the Selling Stockholders shall be reduced.

                3.4.3 The provisions of this Section 3.4 shall not apply to (w) Rule 144 Sales, (x) a sale of shares in a public offering, (y) any redemption of shares of Preferred Stock by the Company in accordance with the Certificate of Incorporation or (z) transfers to Permitted Transferees in accordance with
Section 3.2. In the event that a transfer subject to this Section 3.4 is proposed to be made to a Person other than a Stockholder or the Company, the Selling Stockholders shall notify such Person that the transfer is subject to this Agreement and shall ensure that no transfer is consummated without compliance with this Section 3 or the Company.

          3.5 CONTROL BLOCK. In addition to each other restriction on transfer contained in this Agreement, no Stockholder shall (i) sell, assign, transfer or otherwise dispose of any Common Shares or Preferred Shares or (ii) purchase or otherwise acquire any Common Shares or Preferred Shares if, as a result of such transaction, any Person or group of Affiliated Persons would own more than 49.9% of the Voting Stock Equivalents then outstanding (a "Control Block"). In addition, the Company will not, directly or indirectly, redeem, sell, purchase or take any other action affecting the Common Shares or Preferred Shares which would result in any Person or group of Affiliated Persons owning a Control Block. Nothing in this Section 3.5 shall preclude (x) any sale of all or substantially all of the Common Shares or Preferred Shares in connection with a proposed sale of the Company to any third party or (y) any merger or consolidation of the Company with or into any other entity which, in either case, has been approved by the Board of Directors of the Company and in which one or more third parties would acquire beneficial ownership of 50.1% or more of the Common Shares or Preferred Shares. This Section 3.5 shall terminate upon the completion by the Company of a Qualified Public Offering.

          Section 4. PREEMPTIVE RIGHTS. The Company hereby grants to each Stockholder a preemptive right to purchase all or any part of such Stockholder's "pro rata share" (as defined in this Section 4) of any "New Securities" (as defined in this Section 4) that the Company may, from time to time, propose to sell or issue. Such preemptive right shall be subject to the following provisions of this Section 4.

          4.1 "PRO RATA SHARE". A Stockholder's "pro rata share," for purposes of this Section 4, is the ratio that (i) the number of Common Share Equivalents then held by such Stockholder bears to (ii) the total number of Common Share Equivalents then held by all Stockholders; PROVIDED, HOWEVER, that for purposes of the determination of a Stockholder's "pro rata share" pursuant to this Section 4, the JPM Related Investors shall be deemed to be a single Stockholder and the Clipper Related Investors shall be deemed to be a single Stockholder and may, in each case, allocate among themselves the total number of New Securities purchasable by Persons within each such group.

          4.2 "NEW SECURITIES". "New Securities" shall mean any shares of capital stock of the Company, including Common Shares and Preferred Shares, whether now authorized or not, and any rights, options or warrants to purchase such Common Shares or Preferred Shares, and any Convertible Securities of any type whatsoever; PROVIDED, HOWEVER, that "New Securities" shall not include
(i) securities issuable upon exercise or conversion of securities outstanding on the date hereof, (ii) securities sold by the Company pursuant to Section 1.3 of the Purchase Agreement (and any securities issuable upon conversion of such securities), (iii) securities offered to the public generally pursuant to an effective registration statement under the Securities Act, (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of shares, purchase of substantially all of the assets, or other reorganization whereby the Company acquires not less than fifty-one percent (51%) of the voting power of such corporation, (v) Common Shares issued to officers, directors or employees of, or consultants to, the Company pursuant to stock options outstanding on the date hereof or stock options granted after the date hereof on terms approved by the Board of Directors of the Company (including a majority of the members of the Board of Directors who are not officers or employees of the Company (or any relative thereof)), up to a maximum of 2,750,000 Common Shares in the aggregate or such greater amount as may be approved by the Requisite Investors (as adjusted for any stock splits, stock dividends or stock combinations), (vi) up to 120,000 Common

Shares issued to Mr. John L. Vidovich upon exercise of stock options granted pursuant to that certain letter agreement, dated as of January 15, 1997 between the Company and Mr. Vidovich, (vii) up to 450,000 Common Shares issued to Mr. Frank Pipp upon exercise of stock options granted to Mr. Pipp upon such terms and conditions as shall be approved by the Compensation Committee, (viii) shares of the Company's capital stock issued pursuant to any rights or agreements including, without limitation, Convertible Securities, provided that the preemptive rights established by this Section 4 apply with respect to the initial sale or grant by the Company of such rights or agreements, (ix) shares of the Company's capital stock issued in connection with any stock split, stock dividend, or recapitalization by the Company or (x) Common Shares issuable upon exercise of stock options to be granted to the chief executive officer of the Company on or prior to December 31, 1997 upon such terms and conditions as shall be approved by (i) the Compensation Committee of the Board of Directors of the Company and (ii) Investors holding a majority of the Common Share Equivalents then held by the Investors.

          4.3 PROCEDURE. In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give each Stockholder written notice of its intention, describing the type of New Securities and the price and general terms upon which the Company proposes to issue the same. Each Stockholder shall have fifteen (15) days from the date any such notice is given to agree to purchase all or any part of its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          4.4 NONVOTING SECURITIES. In the event that the New Securities to be issued are voting securities, a Regulation Y Stockholder shall have the right under this Section 4 to purchase, in lieu of its pro rata share of such voting securities, an identical number of non-voting securities that have the same dividend and liquidation rights as such voting securities and that are convertible, in whole or in part, on a share-for-share basis, into such voting securities at the option of such Regulation Y Stockholder in the same manner and to the same extent that Nonvoting Common Stock is convertible into Common Stock.

          4.5 FAILURE TO EXERCISE PREEMPTIVE RIGHTS. In the event that any Stockholder fails to exercise in full its preemptive right within such fifteen
(15) day period, the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which any such Stockholder's preemptive rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New

Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.

          4.6 TERMINATION OF PREEMPTIVE RIGHTS. The preemptive right granted under this Section 4 shall expire upon the completion by the Company of a Qualified Public Offering.

          Section 5. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto severally, as to itself or himself, and not jointly hereby represents and warrants to each of the other parties to this Agreement that:

          (i) such party has the full right, power and authority to execute, deliver and perform this Agreement (and any other agreements or instruments to be executed by such party in connection herewith) and to bind all persons or entities, if any, for which it is acting pursuant to this Agreement;

          (ii) this Agreement has been duly executed and delivered by or on behalf of such party and constitutes (and each other agreement or instrument to be executed by such party in connection herewith will, upon such execution, have been duly executed and delivered by or on behalf of such party and will constitute) a legal, valid and binding obligation of such party and all persons or entities, if any, for which such party is acting, enforceable against such party, and all such persons or entities, if any, for which it is acting, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the application of general equity principles;

          (iii) no consent, approval, authorization or order of any Person is required for the execution, delivery or performance of this Agreement (or any such other agreement or instrument) by such party or any such persons or entities, if any, for which it is acting; and

          (iv) neither the execution, delivery nor performance of this Agreement (or any such other agreement or instrument) by such party or any such persons or entities, if any, for which it is acting will (A) conflict with, or result in a breach of, or constitute a default under, or result in a violation of, any agreement or instrument to which such party or any such persons or entities, if any, for which it is acting is a party or by which such party or any such persons or entities, if any, for which it is acting or their property is bound, or (B) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award or any Governmental Authority.

          Each of the parties hereto agrees that the representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

          Section 6. TERMINATION OF EXISTING VOTING AGREEMENTS. By executing this Agreement, each Existing

Stockholder and the Company agree that any "stockholders agreement," "voting agreement," proxy or similar agreement or arrangement relating to the Company or the securities of the Company to which such Stockholder or the Company is a party or by which such Stockholder or the Company may be bound are hereby terminated. The Company hereby represents and warrants to the Investors that no other "stockholder agreements," "voting agreement," proxy or similar agreement or arrangement to which the Company is a party or by which it is bound exists on the date hereof. Each Existing Stockholder hereby represents and warrants to the Investors that no other "stockholder agreements," "voting agreement," proxy or similar agreement or arrangement relating to the Company or the securities of the Company to which such Stockholder is a party or by which such Stockholder is bound exists on the date hereof.

          Section 7.   CONFIDENTIALITY.

                7.1.1 Each Stockholder agrees that, unless the Company otherwise consents, such Stockholder will maintain the confidentiality of any confidential information relating to, and provided to it by, the Company or any of its subsidiaries; PROVIDED, HOWEVER, that any Stockholder may disclose any such information (i) to such Stockholder's Affiliates, and to such Stockholder's and such Affiliates' officers, directors, employees, partners, agents, accountants, counsel and other professional advisors, (ii) that is or has become generally available to the public, (iii) as may be required or appropriate in any filing, report, statement or testimony submitted to any Governmental Authority, (iv) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (v) to comply with any law, order, regulation or ruling applicable to such Stockholder, and (vi) to any prospective transferee in connection with any contemplated transfer of any of the Common Shares or Preferred Shares (or any interest therein), as the case may be, by such Stockholder, provided that such prospective transferee agrees to be bound by this Section 7 to the same extent as such Stockholder; and PROVIDED, FURTHER, that Clipper Capital Associates, L.P. or its Affiliates also may disclose any such information to current or prospective investors in connection with any fund raising activities sponsored by Clipper Capital Associates, L.P. or such Affiliates.

                7.1.2 Nothing in this Section 7 is intended to or shall amend, modify or otherwise impair any other agreement between the Company and any of the Stockholders which may contain more restrictive provisions with respect to non-disclosure of confidential information with respect to the Company and its subsidiaries.

          Section 8.   MISCELLANEOUS.

          8.1 INJUNCTIVE RELIEF. Each party hereto acknowledges that it will be impossible to measure in money the damages that would be suffered if any party fails to comply with any of the obligations herein imposed on such party and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          8.2 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          8.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without giving effect to the choice of law principles thereof.

          8.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement: (a) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (c) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company and by (i) Existing Stockholders holding a majority of the shares of Common Stock held by the Existing Stockholders and
(ii) subject to Section 2.6, Investors holding a majority of the Common Share Equivalents then held by the Investors. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          8.5 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. The rights and obligations arising from this Agreement shall be transferred in connection with the transfer by a Stockholder to any Person of any shares of Common Stock or Preferred Shares in compliance with this Agreement, other than in a registered public offering or in Rule 144 Sales, and any such Person shall conclusively be deemed to have agreed to be bound by this Agreement. Notwithstanding the foregoing, none of the rights of any Stockholder or group of Stockholders to designate director(s) under the provisions of
Section 2 hereof shall be transferable, except to the extent provided in Sections 2.1(b)(i) and 2.1.(b)(ii) hereof.

          8.6 INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          8.7 NOTICE. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the address set forth opposite his or its name on the signature pages hereto (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto).

          8.8 HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          8.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this

Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.10  ADDITIONAL INVESTORS.   (a)  Pursuant to Section 1.3(b) of the
Purchase Agreement, at any time on or before April 30, 1997, the Company may sell up to an additional 1,333,333 shares of Series A Stock to such persons as may be approved by the Board of Directors of the Company. Any such persons who become "Investors" under the Purchase Agreement shall execute a counterpart of this Agreement and thereafter shall be deemed to be "Other Investors" for all purposes of this Agreement.

          (b) As a condition precedent to the future grant of any stock option and/or stock award by the Company to any person who is not then a party to this Agreement, such person shall execute a counterpart of this Agreement and thereafter shall be deemed to be an "Existing Stockholder" for all purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    COMPANY:

ADDRESS:                           RAPID CAST, INC.
1500 Hempstead Turnpike
East Meadow, NY
Attn:  President
Telecopy:  (516) 465-7317          By:
                                        --------------------------------------
                                        Name:   Jeffrey Rubin
                                        Title: Executive Vice President


                                   INVESTORS:

                                   JPM INVESTORS

ADDRESS:                           J.P. MORGAN INVESTMENT CORPORATION
60 Wall Street
New York, NY  10260
Attn:  Ms. Molly F. Ashby          By:
Telecopy:  (212) 648-5032               --------------------------------------
                                        Name:  Molly F. Ashby
                                        Title: Manager


ADDRESS:                           SIXTY WALL STREET SBIC FUND, L.P.
60 Wall Street
New York, NY  10260
Attn:  Ms. Molly F. Ashby          By:
Telecopy:  (212) 648-5032               --------------------------------------
                                        Name:   Molly F. Ashby
                                        Title:  Manager


                                   CLIPPER INVESTORS

ADDRESS:                           CLIPPER CAPITAL ASSOCIATES, L.P.
c/o Clipper Capital
  Partners, L.P.                   By:  Clipper Capital Associates, Inc.
11 Madison Avenue                       its general partner
26th Floor
New York, NY  10010
Attn:  Mr. Kevin Macdonald         By:
Telecopy:  (212) 448-5464               --------------------------------------
                                        Name:   Daniel V. Cahillane
                                        Title:  Treasurer

ADDRESS:                           CLIPPER/MERCHANT PARTNERS, L.P.
c/o Clipper Capital
  Partners, L.P.                   By:  Clipper Capital Associates, L.P.
11 Madison Avenue                       its general partner
26th Floor
New York, NY  10010                By:  Clipper Capital Associates,
Attn:  Mr. Kevin Macdonald              Inc., its general partner
Telecopy:  (212) 448-5464

                                   By:
                                        --------------------------------------
                                        Name:  Daniel V. Cahillane
                                        Title: Treasurer


ADDRESS:                           CLIPPER/MERBAN, L.P.
c/o CITCO
Curacao International Trust        By:  Clipper Capital Associates, L.P.
Company, N.V.                           its general partner
De Ruyterkade 62
Willemstad, Curacao                By:  Clipper Capital Associates,
P.O. Box 812                            Inc., its general partner
Curacao Netherland Antilles
Attn:  Mr. Wim Langeveld
Telecopy:  011 5999 322 500             By:
                                             ---------------------------------
                                             Name:  Daniel V. Cahillane
                                             Title: Treasurer


ADDRESS:                           CLIPPER EQUITY PARTNERS I, L.P.
c/o Clipper Capital
  Partners, L.P.                   By:  Clipper Capital Associates, L.P.
11 Madison Avenue                       its general partner
26th Floor
New York, NY 10010                 By:  Clipper Capital Associates,
Attn:  Mr. Kevin Macdonald              Inc., its general partner
Telecopy:  (212) 448-5464

                                        By:
                                             ---------------------------------
                                             Name:  Daniel V. Cahillane
                                             Title: Treasurer

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



ADDRESS:                           CLIPPER/EUROPEAN RE, L.P.
c/o CITCO
Curacao International Trust        By:  Clipper Capital Associates, L.P.,
Company, N.V.                           its general partner
De Ruyterkade 62
Willemstad, Curacao                     By:  Clipper Capital Associates,
P.O. Box 812                                 Inc., its general partner
Curacao Netherland Antilles
Attn:  Mr. Wim Langeveld
Telecopy:  011 5999 322 500             By:
                                             ---------------------------------
                                             Name:  Daniel V. Cahillane
                                             Title: Treasurer



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


                                   OTHER INVESTORS:


ADDRESS:
36 Trails End Road                 -------------------------------------------
Wilton, CT  06897                  Frank Pipp


                                   EXISTING STOCKHOLDERS:


ADDRESS:                           INCOMNET, INC.
Incomnet, Inc.
21031 Ventura Blvd.
Suite 1100
Woodland Hills, CA  91364          By:
Attn:  Mr. Melvyn Reznick               --------------------------------------
Telecopy:  (818) 587-5691               Name: Melvyn Reznick
                                        Title:  President


                                   RUBIN RELATED SHAREHOLDERS


ADDRESS:
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY  11554
Attn:  Mr. Jeffrey Rubin           -------------------------------------------
Telecopy:  (516) 465-7317          JEFFREY RUBIN


ADDRESS:
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY 11554
Attn:  Mr. Jeffrey Rubin           -------------------------------------------
Telecopy:  (516) 465-7317          JEFFREY RUBIN as custodian for
                                   JORDANA L. RUBIN under the New York UGMA

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                           COHEN RELATED SHAREHOLDERS


ADDRESS:
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY  11554
Telecopy:  (516) 465-7317          -------------------------------------------
                                   DR. ROBERT S. COHEN


ADDRESS:
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY  11554
Telecopy:  (516) 465-7317          -------------------------------------------
                                   ALAN COHEN


ADDRESS:
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike            -------------------------------------------
East Meadow, NY  11554             MERYL COHEN as custodian for NICOLE
Telecopy:  (516) 465-7317          COHEN and ERICA COHEN under the
                                   New York UGMA


ADDRESS:
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike            -------------------------------------------
East Meadow, NY  11554             MERYL COHEN as custodian for JACLYN
Telecopy:  (516) 465-7317          COHEN and GABRIELLE COHEN under the
                                   New York UGMA


ADDRESS:                           THE ALLYSON COHEN IRREVOCABLE TRUST
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY  11554
Telecopy:  (516) 465-7317          -------------------------------------------
                                   By:  Arlene Flohr, as Trustee


ADDRESS:                           THE JEFFREY COHEN IRREVOCABLE TRUST
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY  11554
Telecopy:  (516) 465-7317          -------------------------------------------
                                   By:  Arlene Flohr, as Trustee

ADDRESS:                           THE STEPHANIE COHEN RUBIN
c/o Rapid Cast, Inc.               IRREVOCABLE TRUST
1500 Hempstead Turnpike
East Meadow, NY  11554
Telecopy:  (516) 465-7317          -------------------------------------------
                                   By:  Arlene Flohr, as Trustee


ADDRESS:
152 West 57th Street
54th Floor
New York, NY  10019
Telecopy:  (212) 581-0002          -------------------------------------------
                                   NAOMI BODNER


ADDRESS:
152 West 57th Street
54th Floor
New York, NY  10019
Telecopy:  (212) 581-0002          -------------------------------------------
                                   NAOMI BODNER as custodian for MOSHE BODNER,
                                   AARON BODNER, ELIZAR BODNER, TZYPPORAH
                                   BODNER, MORDECHI BODNER, YAAKOV BODNER,
                                   RACHEL BODNER and YISSOCHAR BODNER under the
                                   New York UGMA


ADDRESS:
152 West 57th Street
54th Floor
New York, NY  10019
Telecopy:  (212) 581-0002          -------------------------------------------
                                   LAURA HUBERFELD


ADDRESS:
152 West 57th Street
54th Floor
New York, NY  10019
Telecopy:  (212) 581-0002          -------------------------------------------
                                   LAURA HUBERFELD as custodian for JESSICA
                                   HUBERFELD and RACHEL HUBERFELD under the New
                                   York UGMA

152 West 57th Street               LAURA HUBERFELD/NAOMI BODNER
54th Floor                         PARTNERSHIP
New York, NY  10019
Telecopy:  (212) 581-0002
                                   -------------------------------------------
                                   By:  Laura Huberfeld, Partner


                                   -------------------------------------------
                                   By:  Naomi Bodner, Partner


ADDRESS:
Fast Cast Corporation
4510 Robards Lane
Louisville, KY  40218
Attn:  Dr. Larry Joel              -------------------------------------------
Telecopy:  (502) 458-5919          DR. LARRY JOEL


ADDRESS:
Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, NY  11554
Attn:  Dr. Shawn Zimberg           -------------------------------------------
Telecopy:  (516) 465-7317          DR. SHAWN ZIMBERG


ADDRESS:
10200 Hollow Way Road
Dallas, Texas  75229
Telecopy: (214) 369-3895           -------------------------------------------
                                   MARTIN PRICE


ADDRESS:
Incomnet, Inc.
21031 Ventura Blvd.
Suite 1100
Woodland Hills, CA 91364
Attn:  Mr. Stephen Caswell         -------------------------------------------
Telecopy:  (818) 587-5691          STEPHEN CASWELL


ADDRESS:
Winston & Strawn
35 West Wacker Drive
Suite 4200
Chicago, IL 60601
Attn:  Albert Milstein, Esq.       -------------------------------------------
Telecopy (312) 558-5700            ALBERT MILSTEIN

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ADDRESS:
1 Strawberry Hill Avenue
No. 6F
Stamford, CT 06902                 -------------------------------------------
                                   JOHN L. VIDOVICH




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